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                                                                  EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our reports dated July 31, 1997, on our audits of the financial statements and financial statement schedules of Entergy London Investments plc (formerly Entergy Power UK plc) and London Electricity plc. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.
New Orleans, Louisiana

October 22, 1997